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                                                                    Exhibit 10.9

                       FOURTH LEASE MODIFICATION AGREEMENT

            FOURTH LEASE MODIFICATION AGREEMENT (the "Agreement"), dated as of August 31, 1998, between 46-47 ASSOCIATES L.L.C., a New York limited liability company (formerly known as 46-47 Associates), with offices at 1155 Avenue of the Americas, New York, New York 10036 (the "Landlord") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, having offices at 114 West 47th Street, New York, New York 10036 (the "Tenant").

                              W I T N E S S E T H:

            WHEREAS, 46-47 Associates (predecessor to Landlord), as landlord, and Tenant, as tenant, entered into that certain lease, dated as of September 10, 1987, a memorandum of which was recorded in Reel 1290, page 1448, in the office of the City Register of the County of New York (the "Registers' Office") and that certain lease modification agreement (the "Modification Agreement"), dated as of December 7, 1987, which was recorded in Reel 1374, page 1722, in the Register's Office and that certain lease modification agreement (the "Second Lease Modification Agreement"), dated as of May 10, 1993, and that certain lease modification agreement (the "Third Lease Modification Agreement"), dated as of September 1, 1997, (collectively the "Lease") covering certain premises more particularly defined in the Lease (the "Original Premises") in the building designated and known as 114 West 47th Street (the "Building"), in the Borough of Manhattan, City, County and State of New York; and

            WHEREAS, Tenant desires to lease from Landlord and Landlord has agreed to lease to Tenant those certain additional premises consisting of a portion of the 26th floor of the Building known as Room 2600-15, consisting of approximately 7,718 rentable square feet ("RSF") of space (the "Additional Premises"), substantially as shown on the floor plan annexed hereto as Exhibit A and made a part hereof.

            NOW, THEREFORE, in consideration of the Additional Premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that the Lease be and the same hereby is amended as follows:

      1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

      2. A. The term of this Agreement with respect to the Additional Premises shall commence as of the date hereof (the "Additional Premises Commencement Date") and shall end on June 30, 2005 (such date on which the term of this Agreement expires is herein referred to as the "Additional Premises Expiration Date") and as of the Additional Premises Commencement Date, the



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Additional Premises shall be added to and included in the Premises. The parties acknowledge that the Additional Premises Expiration Date occurs prior to the Expiration Date for the balance of the Premises under the Lease. All references in the Lease and this Agreement to the Premises shall be deemed to include the Additional Premises until the Additional Premises Expiration Date.

            B. Tenant has inspected the Additional Premises. Landlord shall not be required to perform any work with respect to the Additional Premises and Tenant expressly agrees to take the Additional Premises on the Additional Premises Commencement Date in its "as is" condition as of the date hereof, provided the same is delivered vacant and broom clean.

      3. A. The Fixed Rent payable for the Additional Premises only shall be payable in accordance with the terms of the Lease and the following schedule:

                  (a) $347,311.00 per annum for the period beginning on the Additional Premises Commencement Date and ending on July 31, 2001, payable in advance in equal monthly installments of $28,942.58; and

                  (b) $372,724.00 per annum for the period beginning on August 1, 2001 and ending on the Additional Premises Expiration Date, payable in advance in equal monthly installments of $31,060.33.

            B. Provided Tenant is not in continuing default hereunder after the expiration of all applicable notice and cure periods, the Fixed Rent with respect to the Additional Premises only shall be abated for the period beginning on the Additional Premises Commencement Date and ending November 30, 1998 (the "Additional Premises Abatement Period").

      4. With respect to the Additional Premises only, Tenant shall pay as additional rent (a) 1.4385% (the "Tenant's Proportionate Share of Increased Taxes") of the amount of Taxes paid by Landlord in any Tax Year which exceed the amount of Taxes paid by Landlord in the Tax Year commencing on July 1, 1998 and ending June 30, 1999, without regard to any abatement, exemption and/or deferral of Taxes resulting from the Industrial Commercial Development Incentive Program ("ICIP") and (b) 1.3728% (the "Tenant's Proportionate Share of Increased Expenses") of the amount of Expenses paid by Landlord in any Expense Year which exceed the amount of Expenses paid by Landlord in the Expense Year ending December 31, 1998 (collectively, the "Additional Premises Escalation Payments"). The Additional Premises


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Escalation Payments shall be paid by Tenant as additional rent in accordance with the provisions of Sections 4.01.B. and 4.01.C. of the Lease.

      5. With respect to the Additional Premises, electricity shall be furnished and payable in the manner provided for in Sections 7.02 and 7.03 of the Lease. Landlord shall install, at Landlord's cost and expense, a separate meter or meters serving only the Additional Premises. All payments required to be made by Tenant for electricity shall be deemed to be additional rent.

      6. Tenant shall be entitled to a work allowance for Tenant's permanent initial alterations in the Additional Premises in the amount of $127,065.00 (the "Additional Premises Work Allowance"). The foregoing Additional Premises Work Allowance shall be disbursed in accordance with and subject to the terms of Section N (d) of the Work Letter attached to the Lease as Exhibit C.

      7. Tenant represents and warrants that it has not dealt with any broker or brokers in connection with this transaction. Tenant agrees to defend, save and hold Landlord harmless from any claims for fees and commissions and against any liability (including reasonable attorneys' fees and disbursements) by reason of Tenant's breach of such representation and warranty.

      8. Tenant represents that it is not in default in the fulfillment or performance of any of the terms, covenants or conditions on its part to be fulfilled under the Lease or this Agreement, nor is it aware of any event which, with notice or the passage of time or both would constitute such a default; and it has no present defense, counterclaim or right or offset against Landlord.

      9. Article 29 of the Lease is amended by adding "Richards & O'Neil, LLP, 885 Third Avenue, New York, New York 10022, Attention: Robert M. Safron, Esq." as an additional address to which a copy of any notice to Landlord is to be given, and Exhibit C, Paragraph N of the Lease is amended by deleting "White & Case, 1155 Avenue of the Americas, New York, New York 10036, Attention Lenard H. Mandel, Esq." as the address to which a copy of any notice to Landlord is to be given, and replacing it with "Richards & O'Neil, LLP, 885 Third Avenue, New York, New York 10022, Attention: Robert M. Safron, Esq.".

      10. At the request of either party hereto, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Agreement sufficient for recordation. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of the Lease or this Agreement.


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      11. Except as modified herein, all of the terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed and this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Lease Modification Agreement as of the day and year first above written.


                                       46-47 ASSOCIATES L.L.C.

                                       By: /s/               *
                                           -------------------------------------
                                           Name:
                                           Title:


                                       UNITED STATES TRUST
                                         COMPANY OF NEW YORK

                                       By: /s/ John M. Deignan
                                           -------------------------------------
                                           Name:  JOHN M. DEIGNAN
                                           Title: EXECUTIVE V.P.


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                                    EXHIBIT A

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